EXHIBIT 4.1
-----------
               COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (the "Agreement") is made as of this 9th day of April, 1998 by and among EP MEDSYSTEMS, INC.
(the  "Company")  and the entities listed on  Schedule  I  hereto
(each, a "Purchaser" and collectively, the "Purchasers").

                           BACKGROUND

The Company desires to issue and sell to the Purchasers an aggregate of 2,250,000 shares of its authorized but unissued Common Stock (as defined in Section 1.1) and each Purchaser desires to purchase that number of shares of Common Stock shown next to its name on Schedule I hereto, on the terms and conditions set forth herein.

Intending to be legally bound hereby, the parties hereto agree as follows:

1.  SALE AND PURCHASE OF COMMON STOCK; CLOSING

   1.1    Subscription, Sale and Purchase.

       (a) Upon the terms and subject to the conditions of this Agreement, on the Closing Date (as hereinafter defined) the Company agrees to issue, sell and deliver to the Purchasers, and the Purchasers agree to purchase and take from the Company, an aggregate of 2,250,000 shares of its Common Stock, $.001 stated value per share (the "Common Stock"). Hereinafter, "Common Shares" means the shares of Common Stock purchased by the Purchasers hereunder.

         (b) The aggregate purchase price for the Common Shares purchased by each Purchaser is as set forth on Schedule I hereto
(the "Purchase Price").

  1.2    Closing.

  (a) The closing of the issuance and sale of the Common Shares to the Purchasers hereunder shall be held at the offices of Stradley, Ronon, Stevens & Young, LLP, 2600 One Commerce Square, Philadelphia, Pennsylvania as soon as practicable following the satisfaction or waiver of all the closing conditions set forth in Sections 4 and 5 but in no event later than April 10, 1998. As used herein "Closing" shall mean the closing of the issuance and sale of the Common Shares to the Purchasers hereunder and the "Closing Date" shall mean the date on which such Closing takes place.

    (b)   At the Closing (or within three (3) days of the Closing
Date), against satisfaction or waiver of each of the conditions set forth in Sections 4 and 5, the Company shall deliver to each Purchaser stock certificates representing the Common Shares to be purchased by each such Purchaser, duly executed by the Company, registered in each such Purchaser's name (or the name of its nominee), free of all restrictive and other legends (other than the legend specified in Section 8.2 and otherwise in form for good delivery. At the Closing, against such delivery of said stock certificates (or evidence reasonably satisfactory to the Purchasers that the stock certificates will be delivered to the Purchasers within three (3) days of the Closing Date) and subject to the satisfaction or waiver of each of the conditions set forth in Sections 4 and 5, the Purchasers will deliver to the Company, by wire transfer to a bank in the United States specified by the Company for the account of the Company, funds in an amount equal to the Purchase Price for the Common Shares being purchased hereunder.


  1.3 Nature of Obligations. The Company shall not be obligated to issue and sell less than all of the Common Shares to the
Purchasers.   In committing to purchase the Common  Shares  under
this Section 1, each Purchaser is contracting severally (and not jointly) to purchase only the number of Common Shares specified on Schedule I opposite its name. No Purchaser shall be obligated to purchase any Common Shares unless all of the Common Shares to be purchased by it as shown on Schedule I are tendered for
purchase.   Each party shall pay all costs and expenses  incurred
by   it  in  connection  with  this  Agreement  and  contemplated transaction.

2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Purchaser as follows:

  2.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all requisite power and authority, and all necessary licenses and permits, to own and lease its properties and assets and to conduct its business as now conducted. Each Subsidiary as referred to in the SEC Reports (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority, and all necessary licenses and permits, to own and lease its properties and assets and to conduct its business as now conducted. The Company and its Subsidiaries are each qualified to do business as a foreign corporation and are in good standing in all states where the conduct of their respective businesses or their ownership or leasing of property requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Company's and the Subsidiaries' business, properties, assets, operations or condition (financial or otherwise), taken as a whole.

  2.2 Authorization. The Company has all requisite power and authority to execute and deliver this Agreement and each other agreement required to be executed and delivered by it pursuant to this Agreement (collectively, the "Company Agreements") and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this
Agreement, and each other Company Agreement have been duly authorized by all requisite corporate action, and this Agreement has been duly executed and delivered by the Company and constitutes (and, when executed and delivered against payment therefor as contemplated herein, each other Company Agreement will constitute) the valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws relating to or affecting the enforcement of creditors' rights generally, and except that the availability of specific performance, injunctive relief or other equitable remedies is subject to the discretion of the court before which any such proceeding may be brought.

  2.3 No Conflict with Law or Documents. The execution, delivery and performance of this Agreement or any Company Agreement by the Company will not violate any provision of law, any rule or regulation of any governmental authority, or any judgment, decree or order of any court binding on the Company and, will not conflict with or result in any material breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties, assets or outstanding stock of the Company under its Amended and Restated
Certificate   of  Incorporation  or  By-Laws,  or  any   material
indenture, mortgage, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound.

  2.4    Capital Stock of Company.

   (a) The authorized capital stock of the Company consists
of: (i) 5,000,000 shares of preferred stock of the Company, no par value per share, of which no shares are issued and outstanding; and (ii) 25,000,000 shares of Common Stock, no par value, $.001 stated value per share, of which 9,849,917 shares are issued and outstanding (including the offering contemplated hereunder) and all such outstanding shares are validly issued, fully paid and nonassessable, (iii) 700,000 shares of Common Stock have been reserved for issuance pursuant to the Company's 1995 Long Term Incentive Plan (of which options to purchase 365,852 shares of Common Stock have been granted and are outstanding), (iv) 360,000 shares of Common Stock have been reserved for issuance pursuant to the Company's 1995 Director Option Plan (of which options to purchase 228,000 shares of Common Stock have been granted and are outstanding), and (iv) 839,000 shares of Common Stock have been reserved for issuance pursuant to existing non-plan stock options.

      (b) There are no preemptive or similar rights to purchase or otherwise acquire shares of capital stock of the Company pursuant to any provision of law or the Amended and Restated Certificate of Incorporation or By-Laws of the Company or by agreement or otherwise. Except as set forth in this
Section 2.4, there are no outstanding subscriptions, warrants, options or other rights or commitments of any character to subscribe for or purchase from the Company, or obligating the Company to issue, any shares of capital stock of the Company or any securities convertible into or exchangeable for such shares.

  2.5 Valid Issuance of the Common Shares. The Common Shares when issued, sold and delivered to each Purchaser in accordance with this Agreement will be duly and validly issued, fully paid and non-assessable.

  2.6 Consents and Approvals. Except for filings under Federal and applicable state securities laws, no permit, consent, approval or authorization of, or declaration to or filing with, any federal, state, local or foreign governmental or regulatory authority or other person, not made or obtained, other than the filing with, and approval of, the Nasdaq National Market System ("NASDAQ") with respect to the listing of the Common Shares which will be made and obtained prior to closing, is required in connection with the execution or delivery of this Agreement or any Company Agreement by the Company, the offer, issuance, sale or delivery of the Common Shares, or the carrying out by the Company of the other transactions contemplated hereby. The issuance and sale by the Company of the Common Shares as contemplated hereby will not require compliance with the notification or other requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, nor require any action by or approval of the Company's shareholders as such or of any other individual or entity which has not already been obtained.

  2.7 Private Offering. Assuming the accuracy of the Purchasers' representations and warranties contained in Section 3 herein, the offer, issuance and delivery to the Purchasers' pursuant to the terms of this Agreement of the Common Shares and, assuming compliance by the Purchasers with the terms of this Agreement and applicable law, the Common Shares, are exempt from registration under the Securities Act of 1933, as amended (the "Securities
Act").   Based on the representations of the Purchasers contained
in Section 3, it is not necessary, under the circumstances contemplated by this Agreement, to register the Common Shares, under the Securities Act or the New Jersey blue sky laws.

  2.8 Certificate of Incorporation and By-Laws. The copies of the Company's Amended and Restated Certificate of Incorporation and By-Laws, as amended, in the form delivered to the Purchasers are true and correct copies of such documents and are in full force and effect.

  2.9 SEC Filings. The Company has delivered to the Purchasers, or has made available, prior to the date hereof true and correct copies of (i) its Annual Report on Form 10-K for its year ended December 31, 1997 and Quarterly Reports on Form 10-Q for the
quarters ended September 30, 1997, June 30, 1997 and March 31, 1997 and (ii) any other reports and documents filed with the Securities and Exchange Commission (the "SEC") since January 1, 1997. All documents described in this Section are hereinafter referred to as the "SEC Reports." The Company has made all filings required to be made by it under the Securities Act, the Securities Exchange Act of 1934 (the "Exchange Act") and the
securities laws of any state, and any rules and regulations promulgated thereunder. The Company's reports and other documents filed with the SEC pursuant to the Exchange Act conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, and none of such documents contained any untrue statement of material fact or omitted to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company is currently eligible to utilize a registration statement on Form S-3 with respect to the registration of the Common Shares required by Section 1.2 of the Registration Rights Agreement contemplated by Section 4.8 hereof.

  2.10 Litigation. Except as set forth in the SEC Reports, there is no pending or, to the knowledge of the Company, threatened suit, action or litigation, or administrative, arbitration or other proceeding or governmental inquiry or investigation questioning the validity of this Agreement or the transactions contemplated hereby, or affecting in any material adverse respect the Company and its Subsidiaries, taken as a whole.

  2.11 Compliance with Laws. The Company and each Subsidiary is in compliance with all laws, ordinances, rules and regulations of governmental authorities applicable to or affecting it, its properties or its business, except where non-compliance would not have a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, and neither the Company nor any Subsidiary has received written notice of any claimed default with respect to such laws, ordinances, rules and regulations.

  2.12   Financial Statements.

             (a)  (i) The audited consolidated balance sheets and
stockholders' equity of the Company and its Subsidiaries as of December 31, 1997 and 1996, and (ii) the audited consolidated statements of income and cash flow of the Company and its Subsidiaries, for the three years ended December 31, 1997, 1996 and 1995, together with the notes thereto, copies of all of which have heretofore been furnished to the Purchasers, or have been made available, in each case, present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries at such dates and the consolidated results of their operations and their consolidated cash flows for the periods then ended, in conformity with generally accepted accounting principles, consistently applied ("GAAP"). The audited consolidated balance sheet dated December 31, 1997 is referred to herein as the "Balance Sheet".

    (b) Since December 31, 1997 (the "Balance Sheet Date"),
there has been no material adverse change in the business, properties, assets, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

  2.13 Assets. The Company and each Subsidiary has good and marketable title to all of the real and personal properties and assets reflected on the Balance Sheet as being owned by the Company or such Subsidiary at the Balance Sheet Date, except for properties and assets sold or otherwise disposed of in the ordinary course of business since the Balance Sheet Date or that are not material to its business.

  2.14 Tax Matters. The Company and each Subsidiary has filed all U.S. Federal, state, local, foreign and other tax returns which were required to be filed on or before the date hereof and has paid all taxes which have become due and payable. All such reports and returns (copies of which have been made available to the Purchasers) were materially accurate and complete when filed and reflect all taxes required to be paid by the Company and its Subsidiaries for the periods reported therein. No tax returns or reports of the Company or any Subsidiary are or ever have been under audit.

  2.15       Patents, Trademarks, Proprietary Rights.

     (a) To the Company's knowledge, each of the Company and its Subsidiaries owns or has the right to use all of the Intellectual Property Rights (as defined below), except where such failure would not have a material adverse effect on the business, properties or assets of the Company and its Subsidiaries, taken as a whole. For purposes of this Agreement, "Intellectual Property Rights" means all patents, copyrights, trademarks, servicemarks, tradenames, permits, trade secrets, computer programs, software designs and related materials and other intellectual property that are used by the Company or a Subsidiary and are material to the conduct of the Company's or a Subsidiary's business.

     (b) To the Company's knowledge, the Company's and each Subsidiary's use and enjoyment of the Intellectual Property Rights do not violate any license or conflict with or infringe the intellectual property rights of others in a manner which would materially and adversely affect the business, assets, properties, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

  2.16 Insurance. All the insurable properties of the Company and the Subsidiaries are insured for the benefit of the Company and the Subsidiaries against all risks usually insured against by persons operating similar properties in the locality where such properties are located under valid and enforceable policies issued by insurance companies of recognized responsibility in reasonably sufficient amounts.

  2.17 Use of Proceeds. The proceeds from the sale of the Common Shares will be used by the Company (i) for working capital purposes including research and development expenses and (ii) to pay the fees and expenses incident to this Agreement.

  2.18     Environmental Compliance.

      (a) Neither the Company nor any Subsidiary has generated, stored, treated, discharged or disposed of any hazardous substances or hazardous waste in violation of any applicable law or regulation, nor is the Company or any Subsidiary aware of any allegations that any such violations have occurred. Neither the Company nor any Subsidiary is aware of any claims, investigations, litigation or administrative proceedings, whether actual or threatened, against the Company or any Subsidiary relating to any environmental contamination of any property owned, used or leased by any of them or arising out of any alleged violation of any environmental law or regulation.

       (b) To the Company's knowledge, none of the real property owned and/or occupied by the Company or any Subsidiary has ever been used by previous owners and/or operators to generate, manufacture, refine, transport, treat, store, handle or dispose of "Hazardous Substances" or "Hazardous Wastes," as such terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., or applicable state and local laws, or any regulations issued under any such laws.

  2.19 Minute Books. The minute books of the Company and its Subsidiaries heretofore made available for inspection by the Purchasers contain summaries of all meetings of directors and stockholders since the incorporation of the Company or such Subsidiary, as applicable, and reflect accurately in all material respects all transactions referred to in such minutes or records.

  2.20 Labor Agreements and Actions. Neither the Company nor any Subsidiary thereof is bound by or subject to, any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company or any such Subsidiary thereof. There is no strike or other labor dispute involving the Company or any Subsidiary thereof pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the business, assets, properties, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, nor is the Company aware of any labor organization activity involving any of the employees of the Company or any Subsidiary thereof.

  3.  PURCHASERS' REPRESENTATIONS AND WARRANTIES

      The Purchasers understand that the sale to them of the Common Shares will not be registered under the Securities Act, on the grounds that the sales provided for in this Agreement are exempt pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated under Section 4(2) of the Securities Act, and that the reliance of the Company on such exemptions is predicated in part on the Purchasers' representations, warranties, covenants and acknowledgements set forth in this
Section 3.

  3.1 Pre-Existing Entity.  Each Purchaser that is an entity represents and warrants to the Company that it was not  organized
for   the  specific  purpose  of  purchasing  the  Common  Shares purchased by it hereunder.

  3.2 Principal Place of Business. Each Purchaser represents and warrants to the Company that the address of its principal place of business or residence is as set forth on Schedule I hereto.

  3.3 Purchase Without View to Distribute. Each Purchaser represents and warrants to the Company that the Common Shares to be purchased by it are being acquired by such Purchaser for its own account, not as a nominee or agent, and not with a view to resale or distribution within the meaning of the Securities Act, and the rules and regulations thereunder, and such Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose any of the Common Shares in violation of the Securities Act or any applicable state securities laws.

   3.4 Restrictions on Transfer. Each Purchaser (i) acknowledges that the Common Shares are "Restricted Securities" under the Federal securities laws and are not registered under the Securities Act, (ii) acknowledges that the Common Shares to be acquired by it must be held indefinitely by it unless they are subsequently registered under the Securities Act or an exemption from registration is available, (iii) is aware that any routine sales under Rule 144 of the SEC under the Securities Act of Common Shares may be made only in limited amounts and in accordance with the terms and conditions of that Rule and that in such cases where the Rule is not applicable, compliance with some other registration exemption will be required, (iv) is aware that Rule 144 is not presently available for use by the Purchaser for resale of any such Common Shares and (v) is aware that, except as provided in Section 4.8 herein, the Company is not obligated to register under the Securities Act any sale, transfer or other disposition of the Common Shares.

  3.5 Access to Information. Each Purchaser confirms that the Company has made available to it the opportunity to ask questions of and receive answers from the Company's officers and directors concerning the terms and conditions of the offering and the business and financial condition of the Company and its Subsidiaries, and to acquire, and such Purchaser has received to its satisfaction, such additional information, in addition to that set forth herein, about the business and financial condition of the Company and its Subsidiaries and the terms and conditions of the offering as it has requested.

  3.6 Additional Representations of the Purchaser. Each Purchaser represents and warrants that (i) it is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act, (ii) its financial situation is such that it can afford to bear the economic risk of holding the Common Shares for an indefinite period of time and suffer complete loss of its investment in the Common Shares, (iii) its knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of its purchase of the Common Shares as contemplated by this Agreement, (iv) it has all requisite power and authority to execute, deliver and perform this Agreement, (v) and the purchase of the Common Shares by it has been duly and properly authorized and this Agreement has been duly executed and delivered by it or on its behalf and constitutes the valid and binding obligation of each Purchaser, and is enforceable against such Purchaser in accordance with its terms, and (vi) it has no contract, arrangement or understanding with any broker, finder of similar agent with respect to the transactions contemplated by this Agreement.

  3.7 Legends. Each Purchaser understands that the certificates evidencing the Common Shares shall bear the legend set forth in Section 8.2 herein.

  4.    CONDITIONS PRECEDENT TO PURCHASERS' OBLIGATIONS

     Each Purchaser's obligation to purchase and make payment for the Common Shares subscribed for hereunder by it on the Closing
Date is subject, at its option, to the satisfaction of each of the following conditions:

  4.1 Representations and Warranties. On the Closing Date, the representations and warranties contained in Section 2 hereof shall be true and correct in all material respects with the same effect as though made on and as of the Closing Date, and the Company shall have so certified to the Purchasers in writing.

  4.2 Performance. All the covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects, and the Company shall have so certified to the Purchasers in writing.

  4.3   Opinion of Counsel to the Company.  On the Closing
Date, the Purchasers shall have received an opinion from counsel for the Company, dated the Closing Date, which shall be in the form attached as Exhibit B hereto.

  4.4 Proceedings; Certified Copies. All proceedings to be taken in connection with the transactions contemplated by this Agreement to be consummated on or prior to the Closing Date, and all documents incident thereto, shall be satisfactory in form and substance to the Purchasers. The Purchasers shall have received such certified copies or other copies of such documents as they may reasonably request.

  4.5 No Proceeding or Litigation. No suit, action, or other proceeding seeking to restrain, prevent or change the transactions contemplated hereby or otherwise questioning the validity or legality of such transactions shall have been instituted and be pending.

  4.6 No Material Adverse Change. There shall have been no material adverse change since the Balance Sheet Date in the business, properties, assets, operations, or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

  4.7 Blue Sky Compliance. The Company shall have complied with all applicable requirements of federal and state securities or "blue sky" laws with respect to the issuance of the Common
Shares sold at the Closing.

   4.8 Registration Rights Agreement. The Company shall have executed and delivered a Registration Rights Agreement in the form attached hereto as Exhibit A.

   4.9 NASDAQ Listing. The Common Shares shall have been approved for listing on NASDAQ.

  5.CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS

       The   Company's  obligation  to  sell  the  Common  Shares
subscribed for by the Purchasers on the Closing Date is subject, at the Company's option, to the satisfaction of each of the following conditions:

   5.1 Representations and Warranties. On the Closing Date, the representations and warranties contained in Section 3 hereof shall be true and correct in all material respects with the same effect as though made on and as of the Closing Date and the Purchasers shall have so certified to the Company in writing.

  5.2 Performance. All the covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects, and the Purchasers shall have so certified to the Company in writing.

  5.3        No Proceeding or Litigation.  No suit, action, or other
proceeding   seeking   to  restrain,  prevent   or   change   the
transactions contemplated hereby or otherwise questioning the validity or legality of such transactions shall have been instituted and be pending.

  6. COVENANTS OF THE COMPANY PRIOR TO CLOSING

  6.1 Operation of Business in Ordinary Course.  Prior to the
Closing, the Company and each Subsidiary will operate its business only in the usual and normal course.

  6.2 Conditions Precedent. The Company and the Purchasers shall use their best efforts to cause the conditions specified in Sections 4 and 5 to be satisfied by the Closing Date.

  7.  COVENANTS OF THE PARTIES AFTER CLOSING

  7.1 Rule 144. The Company covenants that (i) the Company will use its best efforts to comply with the current public information requirements of Rule 144(c)(1) under the Securities Act; and (ii) at all such times as Rule 144 is available for use by the holders of the Common Shares, the Company will furnish each such holder upon request with all information within the possession of the Company required for the preparation and filing of Form 144.

  7.2  Delivery of Financial Statements.  From the Closing
Date and for as long as each Purchaser owns 5% or more of the outstanding Common Stock, the Company shall deliver to such Purchaser, a copy of each and every report on Form 10-K, Form 8-K, Form 10-Q, Proxy Report and all other reports filed by the Company or any Subsidiary with the SEC within fifteen (15) days of such filing.

  7.3 Inspection. From the Closing Date and for as long as each Purchaser owns 5% or more of the outstanding Common Stock, upon reasonable advance written notice, the Company and each Subsidiary shall permit such Purchaser, at its expense, to visit and inspect the properties of the Company and each of its Subsidiaries during normal business hours, and to discuss its affairs, finances, and accounts with its executive officers in each case for any purpose reasonably related to such Purchaser's investment in the Company, provided that such Purchaser shall agree not to disclose any confidential information received as a result thereof. Any such Purchaser is authorized to disclose to the other Purchaser any information it discovers as a result of such inspections, provided such other Purchaser agrees not to disclose any confidential information received. The rights set forth in this Section 7.3 shall be in addition to and not in lieu of the rights of inspection that any holder of Common Shares may have under applicable law.

  7.4 Shareholder Rights Plan. The Company contemplates obtaining approval of the Board of Directors and shareholders, if required at the 1998 annual meeting, for a Shareholder Rights Plan, which Plan will be designed to encourage an acquiror of the Company's common stock to negotiate with the Company. It is expected that pursuant to such Plan rights will be dividended which under certain circumstances will permit a holder thereof (excluding such acquiror) to purchase additional securities of the Company at a formula value. If presented to the Company's shareholders, the Purchasers covenant to vote their Common Shares for such Plan adopted by the Company's Board of Directors to the extent such Plan may be deemed to be in the best interests of the Company and its shareholders and is satisfactory to the Purchasers in their reasonable opinion at such time.

  7.5 Waivers' Consents, Etc. Compliance with any of the covenants in this Section 7 may be waived, either generally or in the particular instance, and any consent required thereunder may be given, by holders of Common Shares sufficient to consent to an amendment to this Agreement under Section 10.8.


8.COMPLIANCE   WITH   SECURITIES   ACT;   RESTRICTIONS   ON
TRANSFERABILITY OF COMMON SHARES

  8.1  Compliance with Securities Act.  The Common Shares
shall not be transferable, except upon the conditions specified in this Section 8, which conditions are intended to insure compliance with the provisions of the Securities Act and applicable state securities laws in respect of any such transfer.

  8.2 Restrictive Legend. Each certificate representing the Common Shares and any shares of Common Stock or other securities issued upon any stock split, stock dividend, recapitalization, merger, consolidation, similar event, shall (unless otherwise permitted by the provisions of Section 8.4 below) be stamped or otherwise imprinted with the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND THE TRANSFERABILITY [T]HEREOF IS SUBJECT TO THE PROVISIONS OF A COMMON STOCK PURCHASE AGREEMENT BY AND AMONG EP MEDSYSTEMS, INC. AND THE PURCHASERS LISTED ON
SCHEDULE I THERETO."

  8.3 Restrictions on Transferability.  Until the Common
Shares are registered under the Securities Act, the Company shall not be required to register the transfer of the Common Shares on the books of the Company unless the Company shall have been provided with an opinion of counsel reasonably satisfactory to it prior to such transfer to the effect that registration under the Securities Act or any applicable state securities law is not required in connection with the transaction resulting in such transfer. Each certificate for Common Shares issued upon any transfer as above provided shall bear the restrictive legend set forth in Section 8.2 above, except that such restrictive legend shall not be required if the opinion of counsel reasonably satisfactory to the Company referred to above is to the further effect that such legend is not required in order to establish compliance with the provisions of the Securities Act and any applicable state securities law.

  8.5          Termination   of   Restrictions   on
Transferability.
      The conditions precedent imposed by this Section 8 upon the transferability of the Common Shares shall cease and terminate as to any of the Common Shares when (i) such securities shall have been registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement covering such securities, or (ii) at such time as an opinion of counsel satisfactory to the Company shall have been rendered as required pursuant to the second sentence of Section
8.3 to the effect that the restrictive legend on such securities is no longer required, or (iii) when such securities are transferable in accordance with the provisions of Rule 144(k) promulgated under the Securities Act and Section 8.3 above. Whenever the conditions imposed by this Section 8 shall terminate as hereinabove provided with respect to any of the Common Shares, the holder of any such securities bearing the legend set forth in this Section 8 as to which such conditions shall have terminated shall be entitled to receive from the Company, without expense (except for the payment of any applicable transfer tax) new stock certificates not bearing such legend.

  9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

      All representations and warranties made herein and in the certificates delivered pursuant hereto are made as of the date hereof and shall survive the execution and delivery of this Agreement and the issuance and sale of the Common Shares hereunder for a period of one year.

  10.    MISCELLANEOUS

  10.1 Owner of Common Shares. The Company may deem and treat the person in whose name the Common Shares are registered as the absolute owner thereof for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

  10.2  Successors and Assigns.  This Agreement shall be
binding  upon and except as provided herein, shall inure  to  the
benefit   of  the  respective  successors,  executors,   personal
representatives, heirs and permitted assigns of each of the parties hereto.

  10.3 Broker or Finder. Except for the Company's agreement with Pacific Growth Equities, Inc., each party to this Agreement represents and warrants that, to the best of its knowledge, no broker or finder has acted for such party in connection with this Agreement or the transactions contemplated by this Agreement and that no broker or finder is entitled to any broker's or finder's fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by such party. The Company shall indemnify each Purchaser against, and hold it harmless from, any liability, cost, or expense (including reasonable attorneys' fees and expenses) resulting from any agreement, arrangement, or understanding made by the Company, and each Purchaser shall indemnify the Company against, and hold the Company harmless from, any liability, cost, or expense (including reasonable attorneys fees and expenses) resulting from any agreement, arrangement, or understanding made by such Purchaser with any third party, for brokerage or finder's fees or other commissions in connection with this Agreement or any of the transactions contemplated hereby.

  10.4 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey, without regard to conflicts of law principles.

  10.5 Notice. Any notice or other communications required or permitted hereunder shall be deemed given when delivered personally, or upon receipt by the party entitled to receive the notice when sent by registered or certified mail, postage prepaid, or by a recognized national overnight courier service addressed as follows or to such other address or addresses as may hereafter be furnished in writing by notice similarly given by one party to the other:

     To the Company:     EP MedSystems, Inc.
                         100 Stierli Court
                         Mount Arlington, NJ  07856
                         Attention:  David Jenkins, President

                         To  any Purchaser:   At its address  set
                         forth on Schedule I hereto


Notice to any holder of Common Shares other than a Purchaser shall be given in a like manner to such holder at the address reflected in the Company's records.

  10.6 Full Agreement. This Agreement, together with the Common Shares and the Exhibits and Schedules attached hereto or delivered herewith, and any other documents delivered herewith, sets forth the entire understanding of the parties with respect to the transactions contemplated hereby.

  10.7 Headings. The headings of the sections of this Agreement are inserted for convenience of reference only and shall not be considered a part hereof.

  10.8 Amendment. This Agreement may be modified, amended or changed only with the written consent of the Company and the holders of at least 75.0% of the Common Shares then outstanding.

  10.9 Schedules and Exhibits. Disclosure of any fact or item in any Schedule or Exhibit hereto referenced by a particular paragraph or Section in this Agreement shall be deemed to be disclosed with respect to any other paragraph or Section (whether or not an explicit cross-reference appears) should the existence of such fact or item or its contents be relevant to that other paragraph or Section.

  10.10 Limitation of Liability: The name H&Q Healthcare Investors is the designation of the trustees for the time being under an Amended and Restated Declaration of Trust dated April 21, 1987, as amended, and all persons dealing with H&Q Healthcare Investors must look solely to the trust property for the enforcement of any claim against H&Q Healthcare Investors, as neither the trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of H&Q Healthcare Investors.

          The name H&Q Life Sciences Investors is the designation of the trustees for the time being under a Declaration of Trust dated February 20, 1992, as amended, and all persons dealing with H&Q Life Sciences Investors must look solely to the trust property for the enforcement of any claim against H&Q Life
Sciences Investors, as neither the trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of H&Q Life Sciences Investors.

  10.11 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS HEREOF, each of the parties hereto has fully executed this Agreement as of the date first set forth above.

          EP MEDSYSTEMS, INC.


          By:  ______________________________________
          Name:     David A. Jenkins
          Title:    President and Chief Executive Officer

          PURCHASERS:

          SC FUNDAMENTAL VALUE FUND, LP


          By:  ______________________________________
          Name:
          Title:

          SC FUNDAMENTAL VALUE BVI, LTD


          By:  ______________________________________
          Name:
          Title:

          H & Q LIFE SCIENCES INVESTORS


          By:  ______________________________________
          Name:
          Title:

          H & Q HEALTHCARE INVESTORS


          By:  ______________________________________
          Name:
          Title:

          SPECIAL SITUATIONS FUND III L.P.


          By:  ______________________________________
          Name:
          Title:
                                                          SPECIAL
SITUATIONS CAYMAN FUND L.P.


          By:  ______________________________________
          Name:
          Title:

     SCHEDULE I



                                  NUMBER
PURCHASER                       OF SHARES         PURCHASE PRICE

SC Fundamental Value Fund, LP      339,500        $763,875
10 East 50th Street
21st Floor
New York, NY 10022
Attn: Joseph J. D'Ambrosio

SC Fundamental Value BVI, Ltd.          335,500        $754,875
c/o SC Fundamental Value BVI, Inc.
10 East 50th Street
21st Floor
New York, NY  10022
Attention:  Joseph J. D'Ambrosio

H & Q Life Sciences Investors      430,000        $967,500
50 Rowes Wharf
Boston, MA 02110-6679
Attn: Alan Carr

H & Q Healthcare Investors         645,000        $1,451,250
50 Rowes Wharf
Boston , MA 02110-6679
Attn: Alan Carr

Special Situations Fund III L.P.   375,000        $843,750
153 East 53rd Street
New York, NY 10022
Attn: Austin W. Marxe

Special Situations Cayman Fund     125,000        $281,250
  L.P.
153 East 53rd Street
New York NY 10022
Attn: Austin W. Marxe